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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                ---------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 9, 2002


                                ---------------


                        GRANITE BROADCASTING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                      0-19728                13-3458782
(STATE OR OTHER JURISDICTION         (COMMISSION            (IRS EMPLOYER
     OF INCORPORATION)               FILE NUMBER)         IDENTIFICATION NO.)


                          767 THIRD AVENUE, 34TH FLOOR
                            NEW YORK, NEW YORK 10017
                                 (212) 826-2530
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

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                    ITEM 1. CHANGES IN CONTROL OF REGISTRANT

                                 Not Applicable.

                  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

                                 Not Applicable.

                       ITEM 3. BANKRUPTCY OR RECEIVERSHIP

                                 Not Applicable.

              ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                                 Not Applicable.

                              ITEM 5. OTHER EVENTS

Granite Broadcasting Corporation ("Granite")(Nasdaq: GBTVK) has received a letter from Nasdaq stating that its nonvoting common stock ("Common Stock") did not comply with the $35 million market capitalization requirement for continued listing on the Nasdaq SmallCap Market (Marketplace Rule 4310(c)(2)(B)(ii)). In order for Granite's Common Stock to continue to be listed on the Nasdaq SmallCap Market, the market value of the Common Stock must be $35 million or more for a minimum of ten consecutive business days on or before October 9, 2002, and the Nasdaq Staff must determine that Granite is in compliance with the rule. If compliance cannot be demonstrated by October 9, 2002, the Nasdaq Staff will provide written notification that the Common Stock will be delisted and Granite will have the opportunity to request a hearing before the Nasdaq Listing Qualification panel.

                 ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

                                 Not Applicable.

                    ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

                                 Not Applicable.

                        ITEM 8. CHANGE IN FINANCIAL YEAR

                                 Not Applicable.

                        ITEM 9. REGULATION FD DISCLOSURE

                                 Not Applicable.


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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            GRANITE BROADCASTING CORPORATION



Dated:  September 13, 2002                   By: /s/ Lawrence I. Wills
                                                --------------------------------
                                                 Name:  Lawrence I. Wills
                                                 Its: Senior Vice President





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